United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(1,303,273)
Unrealized Gain (Loss) on Market Value of Futures	1,651,621
Dividend Income	694
Interest Income	301
ETF Transaction Fees	350
Total Income (Loss)	$349,693

Expenses
General Partner Management Fees	$29,279
SEC & FINRA Registration Expense	3,945
Brokerage Commissions	3,227
NYMEX License Fee	732
Non-interested Directors' Fees and Expenses	628
Prepaid Insurance Expense	449
Other Expenses	16,643
Total Expenses	54,903
Expense Waiver	(9,323)
Net Expenses	$45,580
Net Income (Loss)	$304,113

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/13	$58,246,360
Withdrawals (50,000 Units)	(3,104,697)
Net Income (Loss)	304,113

Net Asset Value End of Month	$55,445,776
Net Asset Value Per Unit (900,000 Units)	$61.61

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612